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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on Network Long Distance, Inc. dated January 21, 1998 previously included in IXC Communications, Inc.'s current report on Form 8-K dated April 15, 1998 and the incorporation by reference in this registration statement of our report dated June 26, 1997 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1997, and to all references to our Firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSON LLP

Jackson, Mississippi
June 2, 1998